EXHIBIT 10.2


                                MATTEL, INC

                           AMENDED AND RESTATED

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                MAY 1, 1996

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                            TABLE OF CONTENTS
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ARTICLE I    -  NAME AND PLAN PURPOSES..........................  1
                1.1  Name and Plan Purposes.....................  1

ARTICLE II   -  DEFINITIONS.....................................  2
                2.1  Actuarial Equivalent or Actuarial
                     Equivalence................................  2
                2.2  Administrative Committee...................  2
                2.3  Beneficiary................................  2
                2.4  Board of Directors.........................  2
                2.5  Cause......................................  2
                2.6  Change of Control..........................  2
                2.7  Code.......................................  3
                2.8  Company....................................  3
                2.9  Compensation...............................  3
                2.10 Disability.................................  4
                2.11 Effective Date.............................  4
                2.12 Employee...................................  4
                2.13 Employer...................................  4
                2.14 ERISA......................................  5
                2.15 Final Average Compensation.................  5
                2.16 Month of Service............................ 5
                2.17 Participant................................  5
                2.18 Plan.......................................  5
                2.19 Plan Year..................................  5
                2.20 Related Company............................  5
                2.21 Service....................................  5
                2.22 Termination................................  6

ARTICLE III  -  ELIGIBILITY AND PARTICIPATION...................  7
                3.1  Eligibility to Participate.................  7
                3.2  Effect of Participating in Plan............  7

ARTICLE IV   -  FUNDING OF BENEFITS.............................  8
                4.1  Funded Status of Benefits..................  8
                4.2  Rights of Participants.....................  8
                4.3  No Participant Contributions...............  8

ARTICLE V    -  BENEFITS .......................................  9
                5.1  Benefit Accrual............................  9
                5.2  Normal Form of Distributions...............  9
                5.3  Optional Forms of Distribution ............. 9
                5.4  Vesting...................................  10
                5.5  Change of Control.........................  10

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                            TABLE OF CONTENTS
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ARTICLE VI   -  PAYMENT OF BENEFITS............................  12
                6.1  In-Service Withdrawals Prohibited.........  12
                6.2  Loans.....................................  12
                6.3  Distributions Following Termination.......  12
                6.4  Death Benefits............................  12
                6.5  Disability................................  13
                6.6  Designation of Beneficiary................  13
                6.7  Mailing of Payments.......................  13
                6.8  Payees under Legal Disability.............  13
                6.9  Withholding For Taxes.....................  14

ARTICLE VII  -  OPERATION AND ADMINISTRATION OF THE PLAN.......  15
                7.1  Administrative Committee Powers...........  15
                7.2  Composition of Administrative Committee...  15
                7.3  Administrative Committee Procedure........  16
                7.4  Reporting and Disclosure..................  16
                7.5  Notices and Communications................  16
                7.6  Indemnification...........................  16

ARTICLE VIII -  APPLICATION FOR BENEFITS.......................  18
                8.1  Application for Benefits..................  18
                8.2  Content of Denial.........................  18
                8.3  Appeals...................................  18
                8.4  Exhaustion of Remedies....................  19

ARTICLE IX      MISCELLANEOUS MATTERS..........................  20
                9.1  Amendment or Termination..................  20
                9.2  Effect of Merger of Company...............  20
                9.3  No Enlargement of Employee Rights.........  20
                9.4  Restrictions Against Alienation...........  21
                9.5  Employment Agreements.....................  21
                9.6  Interpretation............................  21

                                 ARTICLE I
                          NAME AND PLAN PURPOSES
                          ----------------------


     1.1  NAME AND PLAN PURPOSES.
          (a) The plan established and adopted hereunder shall be known as the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, dated as of May 1, 1996 (the "Plan"). This Plan amends and supercedes the Mattel, Inc. Supplemental Executive Retirement Plan, dated as of April 1, 1994. This Plan does not amend or supersede the Supplemental Executive Retirement Plan dated October 31, 1991 (the "1991 SERP"). However, as set forth in Section 3.2 hereof, the participants of the 1991 SERP who retire after April 1, 1994 shall have the option of receiving benefits under this Plan or the 1991 SERP.

          (b) The Plan was established for the purpose of providing pension benefits to a select group of executives or highly compensated employees. The benefits under the Plan shall be funded solely out of the general assets of the Company. Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. It is expressly intended that ERISA preempt the application of state laws to this Plan, to the maximum extent permitted by Section 514 of ERISA.


                                     1


                                ARTICLE II
                                DEFINITIONS
                                -----------


     Whenever the following terms are used in this Plan, they shall have the meaning set forth in this Article II.

     2.1 ACTUARIAL EQUIVALENT OR ACTUARIAL EQUIVALENCE. For purposes of determining the actuarial equivalence of optional forms of benefit payments the 1983 group annuity mortality tables (compiled on a unisex basis weighted 50% male and 50% female) shall be used, and for purposes of calculating the amount of a lump sum, interest equal to the yield on the thirty (30) year treasury bond with a maturity date closest to the calendar date on which the calculation is made shall be used.

     2.2 ADMINISTRATIVE COMMITTEE. "Administrative Committee" shall mean the Mattel, Inc. Supplemental Executive Retirement Plan Administrative Committee described in Article VII.

     2.3 BENEFICIARY. "Beneficiary" shall mean the person or persons designated under Section 6.6 to receive the benefit payable in the event of the death of a Participant.

     2.4 BOARD OF DIRECTORS. "Board of Directors" shall mean the Board of Directors of the Company or any committee of the Board of Directors empowered to act on behalf of the Board of Directors.

     2.5 CAUSE. "Cause" shall mean (a) an act or acts of dishonesty on the Participant's part that are intended to result in his substantial personal enrichment at the expense of the Employer (b) repeated violations by the Participant of his duties which are demonstrably willful and deliberate on the Participant's part and which resulted in material injury to the Employer, (c) conduct of a criminal nature which may or which is likely to have an adverse impact on the Employer's reputation or standing in the community or on its relationship with its customers or those who purchase or use its products, or (d) fraudulent conduct in connection with the business or affairs of the Employer, regardless of whether said conduct is designed to defraud the Employer or others.

     2.6 CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred on:

     (a) the "Distribution Date" as that term is defined in Section 1(h) of the Company's Rights Agreement dated February 7, 1992, as it may be amended from time to time. The definition of "Distribution Date" contained in the Company's Rights Agreement shall continue to apply, notwithstanding the expiration or termination of that agreement; or

     (b) the date (during any period of two (2) consecutive calendar years) that individuals who at the beginning of such period constituted the Company's Board of Directors, cease for any


                                     2


          reason (other than natural causes, including death, disability or retirement) to constitute a majority thereof; or

     (c)  The date the stockholders of the Company approve:

            (i)  a plan of complete liquidation of the Company;

           (ii) an agreement for the sale or disposition of all or substantially all the assets of the Company; or

          (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the stock which is outstanding immediately after such merger, consolidation or reorganization, unless the Board of Directors of the Company determines by a majority vote prior to the merger, consolidation or reorganization that no Change in Control will occur as a result of such transaction.

     2.7 CODE. "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Where the context requires, a reference to a particular Code section shall refer to a successor Code provision.

     2.8 COMPANY. "Company" shall mean Mattel, Inc., and its successors and assigns.

     2.9 COMPENSATION. "Compensation" means a Participant's Base Salary, Short Term Bonus and Special Achievement Bonus, as determined on the basis of the calendar year in accordance with the following rules.

          (a) "Base Salary" shall mean the full salary and wages (including overtime, shift differential and holiday, vacation and sick pay) paid by an Employer by reason of services performed by an Employee, subject however to the following special rules:

                 (i) Except as specified in (ii) below, fringe benefits and contributions by the Employer to and benefits under any employee benefit shall not be taken into account in determining Compensation;

                 (ii) Amounts deducted pursuant to authorization by an Employee or pursuant to requirements of law shall be included in "Compensation";


                                     3


                 (iii) Amounts deferred by the Employee pursuant to non-qualified deferred compensation plans, regardless of whether such amounts are includable in the Employee's gross income for his current taxable year, shall be taken into account in determining Compensation; provided, however, that amounts deferred more than three (3) years prior to Termination shall not be taken into account in determining Compensation; and

                 (iv) Amounts included in any Employee's gross income with respect to fringe benefits, including but not limited to car allowances, life insurance and financial planning, shall not be taken into account in determining Compensation.

          (b) "Short Term Bonus" means the amount paid during the year under the Mattel, Inc. Management Incentive Plan.

          (c) "Special Achievement Bonus" means the amount paid during the year at the discretion of the Compensation/Options Committee of the Board of Directors.

     2.10 DISABILITY.
          (a) A Participant will be deemed to be "Disabled" if there is a determination to that effect under the group long-term disability plan of the Company or a Related Company and the Participant is also approved for permanent disability benefits by the Social Security Administration.

          (b) However, in no event will a participant be considered to be disabled for purposes of this Plan if the participant's incapacity is a result of--

                 (i) Intentionally self-inflicted injuries (while sane or insane),

                 (ii)    Alcohol or drug abuse, or

                 (iii) A criminal act for which he is convicted or to which he pleads guilty or nolo contendere.

     2.11 EFFECTIVE DATE. The effective date of the Plan is April 1, 1994.

     2.12 EMPLOYEE. "Employee" shall mean each person qualifying as a common law employee of the Company or of a Related Company and scheduled to work full-time (at least forty (40) hours per week).

     2.13 EMPLOYER.    "Employer" means the Company and any Related
Company which, with the approval of the Board of Directors, elects to become a party to the Plan by adopting, by a resolution of its board of directors, the Plan for the benefit of its employees, or any one or more of them, as the context indicates.


                                     4


     2.14 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.15 FINAL AVERAGE COMPENSATION. "Final Average Compensation" means the average of the Participant's Compensation during the final three (3) years of employment with the Employer, or the entire period during which he was a Participant in the Plan, if less.

     2.16 MONTH OF SERVICE. "Month of Service" shall mean a one (1) month period of Service (stated in terms of calendar months with credit given for the actual time served during partial months and not counted as full months).

     2.17 PARTICIPANT. "Participant" shall mean any Employee who has been enrolled in this Plan in accordance with the provisions of Article III below.

     2.18 PLAN.  "Plan" shall mean the Mattel, Inc. Supplemental
Executive Retirement Plan.

     2.19 PLAN YEAR.  The "Plan Year" shall mean the calendar year.

     2.20 RELATED COMPANY. An entity shall be a "Related Company" if--

          (a) Fifty percent (50%) or more of the interests in the entity are owned by the Company; and

          (b) The entity is so designated by the Board of Directors of the Company.

     2.21 SERVICE. "Service" means the period of time (stated in terms of Months of Service) during which the employment relation between the Participant and an Employer has been maintained, and shall include periods of paid absence (not to exceed six (6) months) and unpaid leave of absence (not to exceed six (6) months) granted by the Employer (including leaves approved for military service or for birth or adoption of a child). Participants shall receive Service credit for prior Service for any period between a Termination and rehire of less than twelve (12) months and shall receive Service credit for prior Service for any period prior to a Termination so long as the rehire occurs within sixty (60) months of the date of Termination, provided such period does not exceed the original period of employment. However, periods of service as a consultant, independent contractor or part-time employee (scheduled to work less than forty (40) hours per week) shall not count as Service. An Employee shall, if approved by the Board of Directors, receive credit for service with a Related Company upon becoming a Participant hereunder, with credit measured from the date such Related Company was acquired, and may receive credit for periods of employment with prior employers, but only at the discretion of the Board of Directors and only if the Employee is made a Participant within ninety (90) days of the later of his date of hire or the date of acquisition of the Related Company.


                                     5


     2.22 TERMINATION.
          (a) "Termination" shall mean the termination of an Employee's employment with the Company or a Related Company by reason of the Employee's retirement, death, Disability, resignation, dismissal, or otherwise.

          (b) Subject to the provisions of Section 2.21, an Employee shall not be considered to have incurred a Termination by means of a leave of absence that is approved by the Company or a Related Company (whichever is applicable) and is for a period of less than two (2) years.


                                     6


                                ARTICLE III
                       ELIGIBILITY AND PARTICIPATION
                       -----------------------------

     3.1  ELIGIBILITY TO PARTICIPATE.
          (a) The only Employees who are eligible to participate in the Plan are those executives or highly compensated employees of the Company or a Related Company that are designated by the Chief Executive Officer of the Company (or officer serving in a substantially similar capacity if there is no Chief Executive Officer).

          (b) An employee who becomes a Participant shall remain a Participant hereunder until all benefits under Article 5 have been paid.

          (c) In the event that it is determined that allowing any individual to continue participating in the Plan could cause the Plan to violate ERISA, the Committee may elect to pay the entire present value of the Participant's vested benefit to him in a lump sum distribution as soon as administratively possible. The amount of the lump sum distribution shall be the Actuarial Equivalent of the Participant's vested benefit.

     3.2 EFFECT OF PARTICIPATING IN PLAN. A Participant may receive a benefit under this Plan only if he does not also receive a benefit under the Mattel Financial Security Plan or the 1991 SERP. Participants who have earned a benefit under either of such plans shall have the right to make an irrevocable election, at any time prior to Termination, to forfeit any benefit to which they may have become entitled under either or both such plans, and if such an election is made, shall thereupon become entitled instead to the benefit provided by this Plan.


                                     7


                                ARTICLE IV
                            FUNDING OF BENEFITS
                            -------------------


     4.1 FUNDED STATUS OF BENEFITS. The benefits under the Plan shall not be funded, but shall be payable out of the general assets of the Company (or a Related Company) when due.

     4.2  RIGHTS OF PARTICIPANTS.
          (a) No Participant shall have a preferred claim on, or a beneficial ownership interest in, any assets of the Company (or a Related Company) prior to the time such assets are paid to him in the form of benefits.

          (b) All rights created under the Plan shall be unsecured contractual rights of Participants against the Company or a Related Company. However, nothing in this document shall in any way diminish any rights of a Participant to pursue his rights as a general creditor of Company or a Related Company with respect to his benefits under the Plan.

     4.3 NO PARTICIPANT CONTRIBUTIONS. No Participant contributions to the Plan are permitted.


                                     8


                                 ARTICLE V
                                 BENEFITS
                                 ---------


     5.1  BENEFIT ACCRUAL.  Each employee who becomes a Participant under
Section 3.1 and who remains in the employ of the Employer until age 60 and until he becomes vested under Section 5.4 shall be entitled to a monthly benefit beginning at age sixty (60) (or when there is a Termination, if later) and continuing for fifteen (15) years. Such monthly amount, determined as of any Determination Date (as defined below), shall equal one-twelfth (1/12th) of (a) times (b) below, rounded to the nearest dollar, where

          (a) is twenty-five percent (25%) of the Participant's Final Average Compensation, determined as of the Determination Date, and

          (b) is the fraction, not in excess of one (1), equal to the number of Months of Service credited to the Participant as of the Determination Date divided by one hundred eighty (180).

     "Determination Date" shall mean the date of Termination or the date the Participant is no longer a full-time employee (scheduled to work a forty (40) hour work week).

     5.2 NORMAL FORM OF DISTRIBUTION. Unless a Participant elects otherwise as provided in Section 5.3, he shall receive his benefit for his life only in the form of a single life annuity paid in monthly installments in the amount determined under Section 5.1.

     5.3 OPTIONAL FORMS OF DISTRIBUTIONS. In lieu of receiving the benefit described in Section 5.2, a Participant may irrevocably elect, at any time prior to Termination, to receive the Actuarial Equivalent of such benefit in one of the following optional period-certain and life benefit forms:

          (a) 15 year certain - A benefit paid in the form of monthly installments over a period of 15 years. If a Participant dies after receiving his first payment, the designated Beneficiary shall be entitled to such payments, if any, that remain to be made following the date of death.

          (b) 10 year certain - A benefit paid in the form of monthly installments over a period of 10 years. If a Participant dies after receiving his first payment, the designated Beneficiary shall be entitled to such payments, if any, that remain to be made following the date of death.

          (c) 100% Joint and Survivor Annuity - A benefit which is payable for the life of the Participant and upon the Participant's death, if such Participant is survived by the spouse to whom such Participant was married at the annuity starting date, for the life of such spouse, in an amount equal to 100% of the benefit payable to such Participant. The benefit payable to such spouse shall not be terminated on account of such spouse's subsequent remarriage.


                                     9


          (d) 50% Joint and Survivor Annuity - A benefit which is Payable for the life of the Participant and upon the Participant's death, if such Participant is survived by the spouse to whom such Participant was married at the annuity starting date, for the life of such spouse, in an amount equal to 50% of the benefit payable to such Participant. The benefit payable to such spouse shall not be terminated on account of such spouse's subsequent remarriage.

     Except as may be provided in Sections 3.1(c) and 5.5, Participants shall not be entitled to be paid their benefits in the form of lump sum distributions. Notwithstanding the preceding sentence, if the Actuarial Equivalent of the amount payable to a Participant or Beneficiary is fifty thousand dollars ($50,000) or less, it will automatically be paid in the form of a lump sum distribution.

     5.4  VESTING.  Each Participant shall fully vest in his benefits under
Section 5.1 upon:

          (a) completing sixty (60) or more Months of Service with the Employer, and

          (b)    attaining age fifty-five (55).

     A person whose employment with the Employer is terminated for any reason prior to fulfilling both requirements for vesting hereunder shall not receive a benefit. Any Participant who has his employment terminated for Cause shall forfeit any right to a benefit notwithstanding the fact that he may have attained a vested interest in that benefit. Any Participant who, in the opinion of the Administrative Committee and within five (5) years of Termination, competes in any way with the Company or a Related Company, either as an employee of a competitor, or as a consultant or advisor to a competitor, shall not receive any unpaid benefits.

     A Participant who is reclassified to a management level that is not eligible for participation under this Plan shall forfeit any entitlement to a benefit under this Plan, except that a vested Participant who is so reclassified may be entitled to the benefit described under Section 5.1, based on Months of Service and Compensation to the date of such reclassification, but only upon review and approval by the Administrative Committee.

     5.5  CHANGE OF CONTROL.
          (a) All benefits under the Plan shall become vested upon a Change of Control of the Company. The provisions of this Section 5.5(a) shall only apply to those Participants who are employed by the Company or a Related Company on the date of the Change of Control.

          (b) Except as otherwise provided by resolutions adopted by the Board of Directors prior to the date of a Change of Control, all benefits payable to all Participants, (determined after the application of Section 5.5(a) above), shall become


                                     10


     payable no later than thirty (30) days following a Change of Control, in the form of a lump sum distribution.

                 (i) The provisions of this Section 5.5(b) shall apply to all Participants, regardless of whether they--

                    (A)  Are currently receiving benefits under the Plan,

                    (B) Have terminated employment, but not yet commenced receiving benefits, or

                    (C)  Are still employed by the Company or a Related
                 Company.

                 (ii) The amount of the lump sum distribution payable to a Participant under this Section 5.5(b) shall be the Actuarial Equivalent of the Participant's vested benefit. This amount shall be reduced by the amount (if any) of the benefit that has already been paid to the Participant.

          (c) If the Board of Directors elects to delay or suspend payment of benefits following a Change in Control pursuant to Section 5.5(b), and a Participant whose benefits were fully vested upon such Change of Control pursuant to Section 5.5(a) is terminated without Cause within five (5) years following such Change of Control, then all benefits payable to such Participant shall become immediately payable in the form of a lump sum distribution. In calculating such benefit, the Participant shall receive credit for all Months of Service following such Change in Control. A Participant's employment will be considered to have been terminated for Cause within five (5) years following a Change of Control only if there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors.

                 (i) This resolution must be adopted at a meeting of the Board of Directors called and held for such purpose after reasonable notice to the Participant.

                 (ii) There must be an opportunity for the Participant, together with counsel, to be heard before the Board.

                 (iii) The resolution must find that, in the good faith opinion of the Board of Directors, the Participant was terminated for Cause and specifying the particulars thereof in detail.

          (d) The provisions of Section 5.5(c) above shall not apply in determining whether a Participant has been terminated for Cause in a situation that is not subject to the provisions of this Section 5.5.


                                     11


                                ARTICLE VI
                            PAYMENT OF BENEFITS
                            -------------------

     6.1 IN-SERVICE WITHDRAWALS PROHIBITED. Participants are not entitled to receive their benefits prior to Termination.

     6.2  LOANS.  Participants may not borrow funds from the Plan.

     6.3 DISTRIBUTIONS FOLLOWING TERMINATION. A vested Participant may terminate employment and begin to receive a benefit in the unreduced amount specified in Section 5.1 upon or after attaining age sixty (60).

     A vested Participant who terminates employment prior to age sixty (60) but after age fifty-five (55) shall receive a benefit commencing the first day of the month following Termination, provided that the amount specified under Section 5.1 shall be reduced by 0.4167% for each month by which the Participant's age at commencement is less than age sixty (60). (See Example A attached hereto and incorporated herein by this reference.)

          (a) Payments may not commence until the first day of the month following the later of the Participant's--

                 (i)     Termination, or

                 (ii)    Attainment of age fifty-five (55).

          (b) With the consent of the Administrative Committee, Participants may elect to defer the commencement of their benefits for up to one (1) year; provided, however, that the benefit paid shall be fixed at the time of deferral.

     6.4 DEATH BENEFITS. If a Participant dies while employed by the Company or a Related Company at a time when he is at least age forty-five
(45) with sixty (60) or more Months of Service, the Participant's designated Beneficiary shall be entitled to a monthly benefit for fifteen
(15) years, commencing on the date as soon as practicable after the Participant's death, in an amount equal to fifty-five percent (55%) of the amount accrued to the Participant under Section 5.1; provided, however, that for every month of age over age forty-five (45), the benefit paid shall be increased by .1667% per Month of Service. (See Example B attached hereto and incorporated herein by this reference.)

     If a Participant dies while employed by the Company or a Related Company at a time when he has become vested under Section 5.4 above, the Participant's Beneficiary shall be entitled to a monthly benefit for fifteen (15) years, commencing on the date of death in an amount equal to one hundred percent (100%) of the amount accrued by the Participant under
Section 5.1, reduced as provided in Section 6.3 for each month by which the first payment precedes the date upon which the Participant would have reached age sixty (60).

     If a Participant dies after Termination, then his surviving
Beneficiary shall be entitled to the payments hereunder, if any, that


                                     12


remain to be made during that portion of the original payout period (selected by the Participant prior to Termination) following the date of death.

     A designated Beneficiary entitled to any retirement death benefit under this Section 6.4 may elect, prior to commencement of payment, to receive Actuarial Equivalent installments for ten (10) years.

     6.5 DISABILITY. If a Participant becomes Disabled at any time following attainment of age forty-five (45) and completion of sixty (60) Months of Service, then such Participant shall, in lieu of any other benefit described under this Plan, be entitled to a benefit commencing on the final day of the twenty-fourth month of disability without regard to the age of the Participant at the time of the disability calculated under
Section 5.1 using Compensation at the time the Participant became disabled, in an amount equal to fifty-five percent (55%) of the amount accrued to the Participant under Section 5.1; provided, however, that for every month of age over age forty-five (45), the benefit paid shall be increased by .1667% per Month of Service. (See Example B attached hereto and incorporated herein by this reference.)

     6.6  DESIGNATION OF BENEFICIARY.
          (a) In the event benefits are payable under the Plan on behalf of a deceased Participant who has a surviving spouse, the remaining benefits will be paid to another Beneficiary only if the spouse consents in writing to such designation.

          (b) If there is no designated Beneficiary or surviving spouse, the benefits will be paid to the Participant's estate.

     6.7  MAILING OF PAYMENTS.
          (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his Beneficiary).

          (b) Each Participant shall be responsible for furnishing the Administrative Committee with--

                 (i)     His current address, and

                 (ii)    The name and current address of his Beneficiary.

     6.8 PAYEES UNDER LEGAL DISABILITY. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Administrative Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of his estate has been appointed. In the event that the Administrative Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs,


                                     13


or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrative Committee to have incurred expense for such person otherwise entitled to payment.

     In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payment shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Administrative Committee.

     Any payment made under the provisions of this section shall be a complete discharge of liability therefor under the Plan.

     6.9 WITHHOLDING FOR TAXES. Any payments out of the Plan shall be reported to the applicable taxing authorities and may be subject to withholding for taxes as may be required by any applicable federal, state or other law.


                                     14


                                ARTICLE VII
                 OPERATION AND ADMINISTRATION OF THE PLAN
                 ----------------------------------------


     7.1  ADMINISTRATIVE COMMITTEE POWERS.  The Administrative
Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Administrative Committee elsewhere in the Plan or by law, the Administrative Committee shall have the following powers and authority:

          (a) To designate agents to carry out responsibilities relating to the Plan;

          (b) To employ such legal, actuarial, accounting, clerical, and other assistance as it may deem appropriate in carrying out the provisions of this Plan;

          (c) To establish rules and procedures from time to time for the conduct of the Administrative Committee's business and the administration of this Plan;

          (d) To administer, interpret, and apply this Plan and to decide all questions which may arise under this Plan. All determinations by the Administrative Committee shall be binding upon all parties, to the maximum extent permitted by law; and

          (e) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient in the administration of the Plan.

     7.2  COMPOSITION OF ADMINISTRATIVE COMMITTEE.
          (a) The members of the Administrative Committee (who may, but need not be Participants or even Employees) shall be appointed by the Board of Directors and shall hold office until termination of such status in accordance with the provisions of this Article VII.

          (b) The term of the office of each member of the Administrative Committee shall be determined in accordance with the following rules:

                 (i) Any member of the Administrative Committee may resign at any time by giving written notice to the other members and to the Board of Directors, effective as of the date indicated therein.

                 (ii) Any member of the Administrative Committee may be removed by the Board of Directors at any time.

                 (iii) In the case of an Administrative Committee member who is also an Employee of the Company or a Related Company, his status as a Administrative Committee member shall terminate as of the date of his Termination, except as otherwise provided in resolutions of the Board of Directors.


                                     15


          (c) Upon the death, resignation, or removal of any member of the Administrative Committee, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Company in writing to the other members of the Administrative Committee.

     7.3  ADMINISTRATIVE COMMITTEE PROCEDURE.
          (a) A majority of the members of the Administrative Committee as constituted at any time shall constitute a quorum.

          (b)    Any action authorized by a majority of the members--

                 (i)     Present at any meeting, or

                 (ii)    In writing without a meeting,

     shall constitute the actions of the Administrative Committee.

          (c) Any member of the Administrative Committee is authorized to execute any document or documents on behalf of the Administrative Committee.

     7.4  REPORTING AND DISCLOSURE.  The Company (and not the
Administrative Committee) shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

     7.5  NOTICES AND COMMUNICATIONS.
          (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Administrative Committee. These documents shall be mailed or delivered to the office designated by the Administrative Committee, and shall be deemed to have been given when received by such office.

          (b) Each notice, report, remittance, statement, or other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant three
     (3) days after the date when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Administrative Committee.

     7.6  INDEMNIFICATION.
          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Administrative Committee, and every other Employee with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of the performance of his duties under the Plan.


                                     16


          (b) The right of indemnification specified in Section 7.6 (a) above shall not apply with respect to matters as to which the individual acted fraudulently or in bad faith.

          (c) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.

          (d) Furthermore, the Company shall not be obligated to indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.


                                     17


                               ARTICLE VIII
                         APPLICATION FOR BENEFITS
                         ------------------------


     8.1  APPLICATION FOR BENEFITS.
          (a) The Administrative Committee may require any person claiming benefits under the Plan (a "Claimant") to submit an application therefor, together with such other documents and information as the Administrative Committee may require.

          (b) Within ninety (90) days following receipt of the application and all necessary documents and information, the Administrative Committee's authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

          (c) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day period.

                 (i)     The notice shall indicate the--

                    (A) Special circumstances requiring an extension of time, and

                    (B) The date by which a final decision is expected to be rendered.

                 (ii) In no event shall the period of the extension exceed ninety (90) days from the end of the initial ninety (90) day period.

     8.2  CONTENT OF DENIAL.     In the case of a denial of the
Claimant's claim for benefits, the written notice shall set forth:

          (a)    The specific reasons for the denial;

          (b) References to the Plan provisions upon which the denial is based;

          (c) A description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

          (d)    An explanation of the Plan's claims review procedure.

     8.3  APPEALS.
          (a) In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this Section 8.3.


                                     18


          (b)    The appeal must be made, in writing--

                 (i) In the case where the claim is expressly rejected, within sixty-five (65) days after the date of notice of the decision with respect to the application, or

                 (ii) In the case where the claim has neither been approved nor denied within the applicable period provided in
          Section 8.1 above, within sixty-five (65) days after the expiration of the period.

          (c) The Claimant may request that his application be given full and fair review by the Administrative Committee. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

          (d) The decision of the Administrative Committee shall be made promptly, and not later than sixty (60) days after the Administrative Committee's receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

          (e)    The decision on review shall--

                 (i)     Be in writing,

                 (ii)    Include specific reasons for the decision,

                 (iii) Be written in a manner designed to be understood by the Claimant, and

                 (iv) Contain specific references to the pertinent Plan provisions upon which the decision is based.

    8.4 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article VIII.


                                     19


                                ARTICLE IX
                           MISCELLANEOUS MATTERS
                           ---------------------

     9.1  AMENDMENT OR TERMINATION.
          (a) The Board of Directors may amend or terminate the Plan at any time by an instrument in writing executed in the name of the Company. However, no amendment may be adopted that would (i) reduce the dollar value of a Participant's vested benefit (ii) eliminate a form of benefit payment, or (iii) delay the date on which a Participant's vested benefit becomes payable. A reduction in a Participant's benefit resulting from a change in the interest rate used in determining Actuarial Equivalence shall not be precluded by reason of the prior sentence.

          (b) After the occurrence of a Change in Control, no amendment may be adopted that would affect (i) Section 2.6, (ii) Section 5.5, or
     (iii) this Section 9.1(b).

          (c) In the event of the termination of the Plan, all Participants who are employed by the Company or a Related Company on that date become fully vested. However, termination of the Plan will not accelerate the date on which benefits become payable under the Plan, except as otherwise provided in--

                 (i)     Section 5.5, or

                 (ii)    Resolutions of the Board of Directors.

     9.2  EFFECT OF MERGER OF COMPANY.
          (a) In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

          (b) The presumption set forth in Section 9.2(a) above shall not apply if the successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

     9.3  NO ENLARGEMENT OF EMPLOYEE RIGHTS.
          (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company (or a Related Company) and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

          (b) Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company (or a Related Company) or to interfere with the right of


                                     20


     the Company (or a Related Company) to discharge any Employee at any time.

     9.4 RESTRICTIONS AGAINST ALIENATION. A Participant's benefit under the Plan may not be assigned or alienated, either voluntarily or involuntarily. However, the preceding sentence will not preclude the Plan from reducing a Participant's benefit by the amount he owes to the Company or a Related Company. Such a reduction will apply whether the benefit is payable to the Participant or to his Beneficiary.

     9.5 EMPLOYMENT AGREEMENTS. In the case of a Participant whose terms of employment with the Company or a Related Company are subject to the provisions of an employment agreement, to the extent that the terms of the employment contract provide the Participant with greater benefits than would otherwise be determined under the provisions of the Plan, the terms of the employment contract shall prevail.

     9.6  INTERPRETATION.
          (a) Article and Section headings are for reference only and shall not be deemed to be part of the substance of this instrument or to enlarge or limit the contents of any Article or Section.

          (b) Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

          (c) In the case of any ambiguity, the Plan shall be construed in such a manner so as to comply with the provisions of ERISA, including the fact that it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

     IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer.


                              MATTEL,  INC.


                              BY:    /s/ E. Joseph McKay
                                     -------------------------


                              ITS:   Senior Vice President,
                                     Human Resources
                                     --------------------------


                              DATE:  July 2, 1996
                                     --------------------------


                                     21

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